EXHIBIT 99.1

Brookline Bancorp Announces Second Quarter Results; Record Net Income of $20.8 million, EPS of $0.26

BOSTON, July 25, 2018 (GLOBE NEWSWIRE) -- Brookline Bancorp, Inc. (NASDAQ:BRKL) (the “Company”) today announced net income of $20.8 million, or $0.26 per basic and diluted share, for the second quarter of 2018, compared to $18.6 million, or $0.24 per basic and diluted share, for the first quarter of 2018, and $14.9 million, or $0.20 per basic and diluted share, for the second quarter of 2017.

“Brookline Bancorp continued to generate record earnings in the quarter while maintaining our commitment to reinvest in the franchise,” said Paul Perrault, President and Chief Executive Officer of the Company. “We successfully completed the branch consolidation, conversion and system integration of First Commons Bank on June 1st thanks to the hard work of our experienced team. During the quarter we opened banking offices in Wakefield and Braintree, Massachusetts, expanding our boutique style of commercial banking to these markets.”

BALANCE SHEET

Total assets at June 30, 2018 increased $37.6 million to $7.29 billion from $7.25 billion at March 31, 2018, and increased $627.6 million from $6.66 billion at June 30, 2017. At June 30, 2018, total loans and leases were $6.17 billion, representing an increase of $56.8 million from March 31, 2018, and an increase of $633.9 million from June 30, 2017.

Investment securities at June 30, 2018 decreased $0.4 million to $675.3 million, comprising 9.27 percent of total assets, as compared to $675.7 million, or 9.32 percent of total assets, at March 31, 2018, and increased approximately $25.3 million from $649.9 million, or 9.76 percent of total assets, at June 30, 2017.

Total deposits at June 30, 2018 increased $6.8 million to $5.20 billion from $5.19 billion at March 31, 2018 and increased $488.9 million from $4.71 billion at June 30, 2017.

Total borrowings at June 30, 2018 increased $11.5 million to $1.11 billion from $1.10 billion at March 31, 2018 and increased $44.3 million from $1.07 billion at June 30, 2017.

The ratio of stockholders’ equity to total assets was 12.04 percent at June 30, 2018, as compared to 11.94 percent at March 31, 2018, and 11.95 percent at June 30, 2017. The ratio of tangible stockholders’ equity to tangible assets was 9.97 percent at June 30, 2018, as compared to 9.85 percent at March 31, 2018, and 9.99 percent at June 30, 2017. Tangible book value per share increased $0.16 from $8.69 at March 31, 2018 to $8.85 at June 30, 2018, compared to $8.52 at June 30, 2017.

NET INTEREST INCOME

Net interest income increased $3.2 million to $62.7 million during the second quarter of 2018 from the quarter ended March 31, 2018. The net interest margin decreased 2 basis points to 3.64 percent for the three months ended June 30, 2018.

NON-INTEREST INCOME

Non-interest income for the quarter ended June 30, 2018 decreased $0.7 million to $5.5 million from $6.2 million for the quarter ended March 31, 2018. The decrease was primarily driven by $1.2 million in gain on sales of securities in the prior quarter, a decrease of $0.3 million in loan level derivative income, offset by an increase of $0.4 million in gain on sales of loans and leases, an increase of $0.2 million in deposit fees and an increase of $0.2 million in other non-interest income.

PROVISION FOR CREDIT LOSSES

The Company recorded a provision for credit losses of $1.5 million for the quarter ended June 30, 2018, compared to $0.6 million for the quarter ended March 31, 2018. The increase in the provision for the quarter was driven by specific reserves and charge-offs on commercial relationships, primarily taxi medallion loans, in the quarter.

Net charge-offs for the second quarter of 2018 were $2.3 million compared to $0.5 million in the first quarter of 2018. The ratio of net charge-offs to average loans and leases on an annualized basis increased to 15 basis points for the second quarter of 2018 from 3 basis points for the first quarter of 2018.

The allowance for loan and lease losses represented 0.94 percent of total loans and leases at June 30, 2018, compared to 0.96 percent at March 31, 2018, and 1.17 percent at June 30, 2017. The allowance for loan and lease losses related to originated loans and leases represented 0.98 percent of originated loans and leases at June 30, 2018, compared to 1.03 percent at March 31, 2018, and 1.20 percent at June 30, 2017.  Favorable economic trends are reflected in the methodology loss factors, which were a driver of the modest reduction in the allowance for loan and lease losses.

NON-INTEREST EXPENSE

Non-interest expense for the quarter ended June 30, 2018 decreased $2.2 million to $37.7 million from $39.9 million for the quarter ended March 31, 2018. The decrease was primarily driven by a decrease of $2.6 million in merger and acquisition expense, a decrease of $0.3 million in equipment and data processing, and a decrease of $0.1 million in FDIC insurance, partially offset by an increase of $0.3 million in compensation and employee benefits and an increase of $0.5 million in other non-interest expense.

PROVISION FOR INCOME TAXES

The effective tax rate was 25.3 percent and 24.0 percent for the three and six months ended June 30, 2018.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The annualized return on average assets increased to 1.15 percent during the second quarter of 2018 from 1.08 percent for the first quarter of 2018. The annualized return on average tangible assets increased to 1.17 percent for the second quarter of 2018 from 1.10 percent for the first quarter of 2018.

The annualized return on average stockholders' equity increased to 9.53 percent during the second quarter of 2018 from 8.98 percent for the first quarter of 2018. The annualized return on average tangible stockholders’ equity increased to 11.80 percent for the second quarter of 2018 from 11.01 percent for the first quarter of 2018.

ASSET QUALITY

The ratio of nonperforming loans and leases to total loans and leases was 0.42 percent at June 30, 2018 as compared to 0.43 percent at March 31, 2018. Nonperforming loans and leases decreased $0.5 million to $25.8 million at June 30, 2018 from $26.3 million at March 31, 2018. The ratio of nonperforming assets to total assets was 0.41 percent at June 30, 2018 as compared to 0.42 percent at March 31, 2018. Nonperforming assets decreased $0.1 million to $30.1 million at June 30, 2018 from $30.2 million at March 31, 2018.

DIVIDEND DECLARED

The Company’s Board of Directors approved a dividend of $0.10 per share for the quarter ended June 30, 2018. The dividend will be paid on August 24, 2018 to stockholders of record on August 10, 2018.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM Eastern Daylight Time on Thursday, July 26, 2018 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 877-504-4120 (United States) or 412-902-6650 (internationally).  A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for the playback is 10121487. The call will be available live and in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with $7.3 billion in assets and branch locations in Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank (the "banks"). The Company provides commercial and retail banking services, cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission ("SEC"). The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the Financial Accounting Standards Board in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as operating earnings, operating return on average assets, operating return on average tangible assets, operating return on average stockholders' equity, operating return on average tangible stockholders' equity, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share, tangible stockholders’ equity to tangible assets, return on average tangible assets and return on average tangible stockholders' equity. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

Contact:
Carl M. Carlson
Brookline Bancorp, Inc.
Chief Financial Officer
(617) 425-5331
ccarlson@brkl.com

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

	(Dollars In Thousands Except per Share Data)
Earnings Data:
Net interest income	$62,717	$59,491	$57,657	$56,843	$55,583
Provision for credit losses	1,470	641	1,802	2,911	873
Non-interest income	5,526	6,168	5,815	5,973	4,477
Non-interest expense	37,702	39,938	35,152	35,408	34,795
Income before provision for income taxes	29,071	25,080	26,518	24,497	24,392
Net income attributable to Brookline Bancorp, Inc.	20,831	18,633	6,827	15,366	14,880

Performance Ratios:
Net interest margin (1)	3.64%	3.66%	3.59%	3.57%	3.59%
Interest-rate spread (1)	3.36%	3.38%	3.42%	3.41%	3.39%
Return on average assets (annualized)	1.15%	1.08%	0.41%	0.92%	0.91%
Return on average tangible assets (annualized) (non-GAAP)	1.17%	1.10%	0.41%	0.94%	0.93%
Return on average stockholders' equity (annualized)	9.53%	8.98%	3.37%	7.64%	7.76%
Return on average tangible stockholders' equity (annualized) (non-GAAP)	11.80%	11.01%	4.09%	9.31%	9.58%
Efficiency ratio (2)	55.25%	60.83%	55.38%	56.37%	57.93%

Per Common Share Data:
Net income — Basic	$0.26	$0.24	$0.09	$0.20	$0.20
Net income — Diluted	0.26	0.24	0.09	0.20	0.20
Cash dividends declared	0.10	0.09	0.09	0.09	0.09
Book value per share (end of period)	10.94	10.80	10.49	10.52	10.42
Tangible book value per share (end of period) (non-GAAP)	8.85	8.69	8.61	8.63	8.52
Stock price (end of period)	18.60	16.20	15.70	15.50	14.60

Balance Sheet:
Total assets	$7,285,710	$7,248,114	$6,780,249	$6,686,284	$6,658,067
Total loans and leases	6,171,274	6,114,461	5,730,679	5,639,440	5,537,406
Total deposits	5,198,280	5,191,520	4,871,343	4,805,683	4,709,419
Brookline Bancorp, Inc. stockholders’ equity	877,283	865,777	803,830	804,762	795,618

Asset Quality:
Nonperforming assets	$30,145	$30,242	$31,691	$44,371	$47,140
Nonperforming assets as a percentage of total assets	0.41%	0.42%	0.47%	0.66%	0.71%
Allowance for loan and lease losses	$57,981	$58,714	$58,592	$65,413	$64,521
Allowance for loan and lease losses as a percentage of total loans and leases	0.94%	0.96%	1.02%	1.16%	1.17%
Net loan and lease charge-offs	$2,330	$505	$8,507	$1,954	$2,402
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.15%	0.03%	0.60%	0.14%	0.17%

Capital Ratios:
Stockholders’ equity to total assets	12.04%	11.94%	11.86%	12.04%	11.95%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.97%	9.85%	9.94%	10.09%	9.99%

(1) Calculated on a fully tax-equivalent basis.
(2) Calculated as non-interest expense as a percentage of net interest income plus non-interest income.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Consolidated Balance Sheets (Unaudited)
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

ASSETS	(In Thousands Except Share Data)

Cash and due from banks	$32,724	$34,713	$25,622	$35,392	$40,599
Short-term investments	22,754	49,743	35,383	27,971	72,996
Total cash and cash equivalents	55,478	84,456	61,005	63,363	113,595
Investment securities available-for-sale	558,602	558,357	540,124	522,910	540,976
Investment securities held-to-maturity	116,670	117,352	109,730	107,738	108,963
Total investment securities	675,272	675,709	649,854	630,648	649,939
Loans and leases held-for-sale	1,034	756	2,628	2,973	593
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	2,269,520	2,284,488	2,174,969	2,119,440	2,062,646
Multi-family mortgage	816,311	793,006	760,670	743,912	720,484
Construction	178,335	169,440	140,138	165,657	153,057
Total commercial real estate loans	3,264,166	3,246,934	3,075,777	3,029,009	2,936,187
Commercial loans and leases:
Commercial	761,964	761,540	705,004	689,010	691,070
Equipment financing	920,643	892,341	866,488	842,516	839,932
Condominium association	53,537	52,739	52,619	53,770	58,130
Total commercial loans and leases	1,736,144	1,706,620	1,624,111	1,585,296	1,589,132
Consumer loans:
Residential mortgage	754,818	766,687	660,065	652,415	646,679
Home equity	382,597	364,928	355,954	356,982	351,124
Other consumer	33,549	29,292	14,772	15,738	14,284
Total consumer loans	1,170,964	1,160,907	1,030,791	1,025,135	1,012,087
Total loans and leases	6,171,274	6,114,461	5,730,679	5,639,440	5,537,406
Allowance for loan and lease losses	(57,981)	(58,714)	(58,592)	(65,413)	(64,521)
Net loans and leases	6,113,293	6,055,747	5,672,087	5,574,027	5,472,885
Restricted equity securities	68,343	66,164	59,369	62,135	66,988
Premises and equipment, net of accumulated depreciation	79,194	80,268	80,283	81,159	81,052
Deferred tax asset	20,826	19,198	15,061	28,093	26,982
Goodwill	160,427	160,896	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	7,160	7,697	6,044	6,563	7,082
Other real estate owned and repossessed assets	4,352	3,963	4,419	4,398	4,873
Other assets	100,331	93,260	91,609	95,035	96,188
Total assets	$7,285,710	$7,248,114	$6,780,249	$6,686,284	$6,658,067
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$1,002,954	$987,153	$942,583	$905,472	$920,035
Interest-bearing deposits:
NOW accounts	346,936	342,374	350,568	318,284	321,982
Savings accounts	603,079	637,920	646,359	665,558	584,408
Money market accounts	1,704,652	1,862,351	1,724,363	1,749,040	1,763,443
Certificate of deposit accounts	1,540,659	1,361,722	1,207,470	1,167,329	1,119,551
Total interest-bearing deposits	4,195,326	4,204,367	3,928,760	3,900,211	3,789,384
Total deposits	5,198,280	5,191,520	4,871,343	4,805,683	4,709,419
Borrowed funds:
Advances from the FHLBB	991,091	982,533	889,909	872,579	930,028
Subordinated debentures and notes	83,352	83,311	83,271	83,229	83,188
Other borrowed funds	36,480	33,585	47,639	30,087	53,427
Total borrowed funds	1,110,923	1,099,429	1,020,819	985,895	1,066,643
Mortgagors’ escrow accounts	8,122	8,395	7,686	8,151	7,714
Accrued expenses and other liabilities	82,017	74,024	67,818	74,019	71,232
Total liabilities	6,399,342	6,373,368	5,967,666	5,873,748	5,855,008
Stockholders' equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized; 85,177,172 shares issued, 85,177,172 shares issued, 81,695,695 shares issued, 81,695,695 shares issued, and 81,695,695 shares issued, respectively	852	852	817	817	817
Additional paid-in capital	756,254	755,843	699,976	700,624	699,923
Retained earnings, partially restricted	185,734	172,934	161,217	160,225	151,759
Accumulated other comprehensive (loss) income	(13,415)	(11,666)	(5,950)	(1,893)	(2,175)
Treasury stock, at cost;
4,409,501 shares, 4,401,333 shares, 4,440,665 shares, 4,572,954 shares, and 4,717,775 shares, respectively	(51,454)	(51,454)	(51,454)	(54,188)	(53,837)
Unallocated common stock held by the Employee Stock Ownership Plan;
126,144 shares, 134,238 shares, 142,332 shares, 150,921 shares, and 159,510 shares, respectively	(688)	(732)	(776)	(823)	(869)
Total Brookline Bancorp, Inc. stockholders’ equity	877,283	865,777	803,830	804,762	795,618
Noncontrolling interest in subsidiary	9,085	8,969	8,753	7,774	7,441
Total stockholders' equity	886,368	874,746	812,583	812,536	803,059
Total liabilities and stockholders' equity	$7,285,710	$7,248,114	$6,780,249	$6,686,284	$6,658,067

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)
	Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$73,329	$67,272	$64,272	$63,054	$61,138
Debt securities	3,563	3,323	3,214	3,154	3,156
Marketable and restricted equity securities	1,003	924	751	788	797
Short-term investments	179	120	100	180	95
Total interest and dividend income	78,074	71,639	68,337	67,176	65,186
Interest expense:
Deposits	9,219	7,099	6,681	5,984	5,543
Borrowed funds	6,138	5,049	3,999	4,349	4,060
Total interest expense	15,357	12,148	10,680	10,333	9,603
Net interest income	62,717	59,491	57,657	56,843	55,583
Provision for credit losses	1,470	641	1,802	2,911	873
Net interest income after provision for credit losses	61,247	58,850	55,855	53,932	54,710

Non-interest income:
Deposit fees	2,620	2,463	2,542	2,547	2,552
Loan fees	330	290	338	282	229
Loan level derivative income, net	571	866	755	844	186
Gain on sales of investment securities, net	—	1,162	—	—	—
Gain on sales of loans and leases held-for-sale	722	299	935	1,049	307
Other	1,283	1,088	1,245	1,251	1,203
Total non-interest income	5,526	6,168	5,815	5,973	4,477
Non-interest expense:
Compensation and employee benefits	22,565	22,314	20,652	21,067	20,910
Occupancy	3,879	3,959	3,594	3,650	3,657
Equipment and data processing	4,368	4,618	4,417	4,210	4,164
Professional services	1,055	1,144	1,200	973	1,036
FDIC insurance	514	635	678	842	951
Advertising and marketing	1,118	1,057	856	839	857
Amortization of identified intangible assets	539	467	519	519	519
Merger and acquisition expense	334	2,905	206	205	—
Other	3,330	2,839	3,030	3,103	2,701
Total non-interest expense	37,702	39,938	35,152	35,408	34,795
Income before provision for income taxes	29,071	25,080	26,518	24,497	24,392
Provision for income taxes - operating	7,342	5,652	9,747	8,330	8,759
Impact of revaluation of DTA	—	—	8,965	—	—
Total provision for income taxes	7,342	5,652	18,712	8,330	8,759
Net income before noncontrolling interest in subsidiary	21,729	19,428	7,806	16,167	15,633

Less net income attributable to noncontrolling interest in subsidiary	898	795	979	801	753
Net income attributable to Brookline Bancorp, Inc.	$20,831	$18,633	$6,827	$15,366	$14,880

Earnings per common share:
Basic	$0.26	$0.24	$0.09	$0.20	$0.20
Diluted	$0.26	$0.24	$0.09	$0.20	$0.20
Weighted average common shares outstanding during the period:
Basic	80,184,977	77,879,593	76,583,712	76,452,539	74,325,013
Diluted	80,505,614	78,167,800	76,868,307	76,961,948	74,810,088
Dividends declared per common share	$0.10	$0.09	$0.09	$0.09	$0.09

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Consolidated Statements of Income (Unaudited)

	Six Months Ended June 30,
	2018	2017

	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$140,601	$119,696
Debt securities	6,886	6,156
Marketable and restricted equity securities	1,927	1,523
Short-term investments	299	162
Total interest and dividend income	149,713	127,537
Interest expense:
Deposits	16,318	10,623
Borrowed funds	11,187	8,233
Total interest expense	27,505	18,856
Net interest income	122,208	108,681
Provision for credit losses	2,111	14,275
Net interest income after provision for credit losses	120,097	94,406
Non-interest income:
Deposit Fees	5,083	4,961
Loan Fees	620	490
Loan level derivative income, net	1,437	588
Gain on sales of investment securities, net	1,162	11,393
Gain on sales of loans and leases held-for-sale	1,021	660
Loss on sale/disposals of premises and equipment, net	—	(44)
Other	2,371	2,337
Total non-interest income	11,694	20,385
Non-interest expense:
Compensation and employee benefits	44,879	40,694
Occupancy	7,838	7,302
Equipment and data processing	8,986	8,227
Professional services	2,199	2,142
FDIC insurance	1,149	1,806
Advertising and marketing	2,175	1,674
Amortization of identified intangible assets	1,006	1,051
Merger and acquisition expense	3,239	—
Other	6,169	5,655
Total non-interest expense	77,640	68,551
Income before provision for income taxes	54,151	46,240
Provision for income taxes	12,994	16,594
Net income before noncontrolling interest in subsidiary	41,157	29,646
Less net income attributable to noncontrolling interest in subsidiary	1,693	1,321
Net income attributable to Brookline Bancorp, Inc.	$39,464	$28,325
Earnings per common share:
Basic	$0.50	$0.39
Diluted	$0.50	$0.39
Weighted average common shares outstanding during the period:
Basic	79,038,041	72,366,769
Diluted	79,342,463	72,837,971
Dividends declared per common share	$0.19	$0.18

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Asset Quality Analysis (Unaudited)
	At and for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

	(Dollars in Thousands)
NONPERFORMING ASSETS:
Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$3,774	$4,080	$3,313	$3,051	$2,766
Multi-family mortgage	568	588	608	792	1,075
Construction	640	860	860	860	—
Total commercial real estate loans	4,982	5,528	4,781	4,703	3,841

Commercial	9,487	11,150	11,619	22,367	23,886
Equipment financing	8,825	6,661	8,106	9,858	9,702
Total commercial loans and leases	18,312	17,811	19,725	32,225	33,588

Residential mortgage	1,571	1,962	1,979	1,969	3,429
Home equity	923	925	744	1,047	1,366
Other consumer	5	53	43	29	43
Total consumer loans	2,499	2,940	2,766	3,045	4,838

Total nonaccrual loans and leases	25,793	26,279	27,272	39,973	42,267

Other real estate owned	3,436	3,235	3,235	3,235	3,384
Other repossessed assets	916	728	1,184	1,163	1,489
Total nonperforming assets	$30,145	$30,242	$31,691	$44,371	$47,140

Loans and leases past due greater than 90 days and still accruing (1)	$12,340	$5,240	$3,020	$2,523	$2,706

Troubled debt restructurings on accrual	12,911	14,294	16,241	14,024	14,732
Troubled debt restructurings on nonaccrual	9,391	8,610	9,770	15,290	16,146
Total troubled debt restructurings	$22,302	$22,904	$26,011	$29,314	$30,878

Nonperforming loans and leases as a percentage of total loans and leases	0.42%	0.43%	0.48%	0.71%	0.76%
Nonperforming assets as a percentage of total assets	0.41%	0.42%	0.47%	0.66%	0.71%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:
Allowance for loan and lease losses at beginning of period	$58,714	$58,592	$65,413	$64,521	$66,133
Charge-offs	(3,605)	(792)	(8,921)	(2,143)	(3,365)
Recoveries	1,275	287	414	189	963
Net charge-offs	(2,330)	(505)	(8,507)	(1,954)	(2,402)
Provision for loan and lease losses	1,597	627	1,686	2,846	790
Allowance for loan and lease losses at end of period	$57,981	$58,714	$58,592	$65,413	$64,521

Allowance for loan and lease losses as a percentage of total loans and leases	0.94%	0.96%	1.02%	1.16%	1.17%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases (non-GAAP)	0.98%	1.03%	1.05%	1.20%	1.20%

NET CHARGE-OFFS:
Commercial real estate loans	$100	$3	$200	$65	$(131)
Commercial loans and leases	2,304	532	8,290	1,856	2,546
Consumer loans	(74)	(30)	17	33	(13)
Total net charge-offs	$2,330	$505	$8,507	$1,954	$2,402

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.15%	0.03%	0.60%	0.14%	0.17%

(1) The significant quarter over quarter increase in the loans and leases past due greater than 90 days and still accruing is due to one Commercial Real Estate loan which is part of the SOP03-3 acquired population for approximately $8.6 million becoming greater than 90 days past due during the second quarter of 2018.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)
	Three Months Ended
	June 30, 2018			March 31, 2018			June 30, 2017
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$666,182	$3,617	2.17%	$647,501	$3,377	2.09%	$638,798	$3,267	2.05%
Marketable and restricted equity securities (2)	69,395	1,004	5.78%	64,127	923	5.76%	68,629	799	4.66%
Short-term investments	41,155	179	1.74%	30,664	120	1.57%	43,739	95	0.87%
Total investments	776,732	4,800	2.47%	742,292	4,420	2.38%	751,166	4,161	2.22%
Loans and Leases:
Commercial real estate loans (3)	3,250,488	36,372	4.43%	3,116,690	33,429	4.29%	2,942,927	30,368	4.08%
Commercial loans (3)	823,860	9,323	4.48%	785,936	8,424	4.29%	728,014	7,665	4.17%
Equipment financing (3)	907,089	15,739	6.94%	875,304	14,864	6.79%	826,877	13,810	6.68%
Residential mortgage loans (3)	759,866	7,552	3.98%	704,666	6,733	3.82%	639,449	5,859	3.67%
Other consumer loans (3)	406,144	4,464	4.40%	382,194	3,941	4.18%	362,404	3,677	4.07%
Total loans and leases	6,147,447	73,450	4.78%	5,864,790	67,391	4.60%	5,499,671	61,379	4.46%
Total interest-earning assets	6,924,179	78,250	4.52%	6,607,082	71,811	4.35%	6,250,837	65,540	4.19%
Allowance for loan and lease losses	(59,247)			(58,986)			(66,853)
Non-interest-earning assets	408,861			379,213			372,681
Total assets	$7,273,793			$6,927,309			$6,556,665

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$346,410	65	0.07%	$335,990	58	0.07%	$316,486	54	0.07%
Savings accounts	609,758	405	0.27%	649,224	401	0.25%	592,150	300	0.20%
Money market accounts	1,767,509	3,530	0.80%	1,772,362	2,558	0.59%	1,767,973	2,131	0.48%
Certificates of deposit	1,422,782	5,219	1.47%	1,247,049	4,082	1.33%	1,101,094	3,058	1.11%
Total interest-bearing deposits	4,146,459	9,219	0.89%	4,004,625	7,099	0.72%	3,777,703	5,543	0.59%
Borrowings
Advances from the FHLBB	1,018,130	4,696	1.82%	956,298	3,748	1.57%	896,565	2,755	1.22%
Subordinated debentures and notes	83,330	1,296	6.22%	83,289	1,282	6.16%	83,165	1,271	6.11%
Other borrowed funds	46,635	146	1.26%	36,147	19	0.21%	47,466	34	0.29%
Total borrowings	1,148,095	6,138	2.11%	1,075,734	5,049	1.88%	1,027,196	4,060	1.56%
Total interest-bearing liabilities	5,294,554	15,357	1.16%	5,080,359	12,148	0.97%	4,804,899	9,603	0.80%
Non-interest-bearing liabilities:
Demand checking accounts	1,003,985			931,685			900,302
Other non-interest-bearing liabilities	91,889			77,169			77,682
Total liabilities	6,390,428			6,089,213			5,782,883
Brookline Bancorp, Inc. stockholders’ equity	874,513			829,598			766,529
Noncontrolling interest in subsidiary	8,852			8,498			7,253
Total liabilities and equity	$7,273,793			$6,927,309			$6,556,665
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		62,893	3.36%		59,663	3.38%		55,937	3.39%
Less adjustment of tax-exempt income		176			172			354
Net interest income		$62,717			$59,491			$55,583
Net interest margin (5)			3.64%			3.66%			3.59%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Average Yields / Costs (Unaudited)
	Six Months Ended
	June 30, 2018			June 30, 2017
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost

	(Dollars in Thousands)
Assets:
Interest-earning assets:
Investments:
Debt securities (2)	$656,893	$6,994	2.13%	$626,229	$6,377	2.04%
Marketable and restricted equity securities (2)	66,774	1,927	5.77%	69,066	1,517	4.39%
Short-term investments	35,938	299	1.67%	37,965	162	0.86%
Total investments	759,605	9,220	2.43%	733,260	8,056	2.20%
Loans and Leases:
Commercial real estate loans (3)	3,183,959	69,801	4.36%	2,936,671	59,835	4.05%
Commercial loans (3)	805,002	17,747	4.39%	715,377	14,778	4.11%
Equipment financing (3)	891,284	30,603	6.87%	816,565	26,924	6.59%
Residential mortgage loans (3)	732,418	14,285	3.90%	637,179	11,468	3.60%
Other consumer loans (3)	394,235	8,405	4.29%	361,602	7,172	4.00%
Total loans and leases	6,006,898	140,841	4.69%	5,467,394	120,177	4.40%
Total interest-earning assets	6,766,503	150,061	4.44%	6,200,654	128,233	4.14%
Allowance for loan and lease losses	(59,117)			(60,618)
Non-interest-earning assets	394,124			369,152
Total assets	$7,101,510			$6,509,188

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Deposits:
NOW accounts	$341,228	123	0.07%	$318,567	109	0.07%
Savings accounts	629,382	806	0.26%	603,057	610	0.20%
Money market accounts	1,769,923	6,088	0.69%	1,756,318	4,140	0.48%
Certificates of deposit	1,335,401	9,301	1.40%	1,061,740	5,764	1.09%
Total interest-bearing deposits	4,075,934	16,318	0.81%	3,739,682	10,623	0.57%
Borrowings
Advances from the FHLBB	987,385	8,444	1.70%	913,102	5,612	1.22%
Subordinated debentures and notes	83,310	2,578	6.19%	83,145	2,531	6.09%
Other borrowed funds	41,420	165	0.80%	54,014	90	0.34%
Total borrowings	1,112,115	11,187	2.00%	1,050,261	8,233	1.56%
Total interest-bearing liabilities	5,188,049	27,505	1.07%	4,789,943	18,856	0.79%
Non-interest-bearing liabilities:
Demand checking accounts	968,035			899,396
Other non-interest-bearing liabilities	84,570			74,763
Total liabilities	6,240,654			5,764,102
Brookline Bancorp, Inc. stockholders’ equity	852,180			737,971
Noncontrolling interest in subsidiary	8,676			7,115
Total liabilities and equity	$7,101,510			$6,509,188
Net interest income (tax-equivalent basis) /Interest-rate spread (4)		122,556	3.37%		109,377	3.35%
Less adjustment of tax-exempt income		348			696
Net interest income		$122,208			$108,681
Net interest margin (5)			3.65%			3.56%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on investment securities. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets on an actual/actual basis.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES

Non-GAAP Financial Information (Unaudited)
		At and for the Three Months Ended June 30,		At and for the Six Months Ended June 30,
		2018	2017	2018	2017

Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$20,831	$14,880	$39,464	$28,325
Less:
Security gains (after-tax of 24.0% for 2018 and 35.9% for 2017) **		—	—	883	7,303
Add:
Merger and acquisition-related expenses (after-tax of 24.0% for 2018 and 35.9% for 2017) **		254	—	2,462	—
Operating earnings		$21,085	$14,880	$41,043	$21,022

Operating earnings per common share:
Basic		$0.26	$0.20	$0.52	$0.29
Diluted		0.26	0.20	0.52	0.29

Weighted average common shares outstanding during the period:
Basic		80,184,977	74,325,013	79,038,041	72,366,769
Diluted		80,505,614	74,810,088	79,342,463	72,837,971

Return on average assets *		1.15%	0.91%	1.11%	0.87%
Less:
Security gains (after-tax) *		—%	—%	0.02%	0.22%
Add:
Merger and acquisition-related expenses (after-tax) *		0.01%	—%	0.07%	—%
Operating return on average assets *		1.16%	0.91%	1.16%	0.65%

Return on average tangible assets *		1.17%	0.93%	1.14%	0.89%
Less:
Security gains (after-tax) *		—%	—%	0.03%	0.23%
Add:
Merger and acquisition-related expenses (after-tax) *		0.02%	—%	0.07%	—%
Operating return on average tangible assets *		1.19%	0.93%	1.18%	0.66%

Return on average stockholders' equity *		9.53%	7.76%	9.26%	7.68%
Less:
Security gains (after-tax) *		—%	—%	0.21%	1.98%
Add:
Merger and acquisition-related expenses (after-tax) *		0.11%	—%	0.58%	—%
Operating return on average stockholders' equity *		9.64%	7.76%	9.63%	5.70%

Return on average tangible stockholders' equity *		11.80%	9.58%	11.41%	9.56%
Less:
Security gains (after-tax) *		—%	—%	0.26%	2.46%
Add:
Merger and acquisition-related expenses (after-tax) *		0.14%	—%	0.71%	—%
Operating return on average tangible stockholders' equity *		11.94%	9.58%	11.86%	7.10%

* Ratios at and for the three months ended are annualized.
** Based on current expected effective tax rate of 24% for the remainder of 2018.

	At and for the Three Months Ended
	June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017

	(Dollars in Thousands)

Net income, as reported	$20,831	$18,633	$6,827	$15,366	$14,880

Average total assets	$7,273,793	$6,927,309	$6,725,730	$6,681,042	$6,556,665
Less: Average goodwill and average identified intangible assets, net	168,185	152,377	144,226	144,747	145,269
Average tangible assets	$7,105,608	$6,774,932	$6,581,504	$6,536,295	$6,411,396

Return on average tangible assets (annualized)	1.17%	1.10%	0.41%	0.94%	0.93%

Average total stockholders’ equity	$874,513	$829,598	$811,219	$804,666	$766,529
Less: Average goodwill and average identified intangible assets, net	168,185	152,377	144,226	144,747	145,269
Average tangible stockholders’ equity	$706,328	$677,221	$666,993	$659,919	$621,260

Return on average tangible stockholders’ equity (annualized)	11.80%	11.01%	4.09%	9.31%	9.58%

Brookline Bancorp, Inc. stockholders’ equity	$877,283	$865,777	$803,830	$804,762	$795,618
Less:
Goodwill	160,427	160,896	137,890	137,890	137,890
Identified intangible assets, net	7,160	7,697	6,044	6,563	7,082
Tangible stockholders' equity	$709,696	$697,184	$659,896	$660,309	$650,646

Total assets	$7,285,710	$7,248,114	$6,780,249	$6,686,284	$6,658,067
Less:
Goodwill	160,427	160,896	137,890	137,890	137,890
Identified intangible assets, net	7,160	7,697	6,044	6,563	7,082
Tangible assets	$7,118,123	$7,079,521	$6,636,315	$6,541,831	$6,513,095

Tangible stockholders’ equity to tangible assets	9.97%	9.85%	9.94%	10.09%	9.99%

Tangible stockholders' equity	$709,696	$697,184	$659,896	$660,309	$650,646

Number of common shares issued	85,177,172	85,177,172	81,695,695	81,695,695	81,695,695
Less:
Treasury shares	4,409,501	4,401,333	4,440,665	4,572,954	4,717,775
Unallocated ESOP shares	126,144	134,238	142,332	150,921	159,510
Unvested restricted shares	455,283	455,283	455,283	471,702	457,966
Number of common shares outstanding	80,186,244	80,186,318	76,657,415	76,500,118	76,360,444

Tangible book value per common share	$8.85	$8.69	$8.61	$8.63	$8.52

Allowance for loan and lease losses	$57,981	$58,714	$58,592	$65,413	$64,521
Less:
Allowance for acquired loans and leases losses	1,961	910	1,040	1,003	1,188
Allowance for originated loan and lease losses	$56,020	$57,804	$57,552	$64,410	$63,333

Total loans and leases	$6,171,274	$6,114,461	$5,730,679	$5,639,440	$5,537,406
Less:
Total acquired loans and leases	460,142	482,237	240,057	260,196	271,157
Total originated loans and leases	$5,711,132	$5,632,224	$5,490,622	$5,379,244	$5,266,249

Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	0.98%	1.03%	1.05%	1.20%	1.20%